EXHIBIT 99.1

Heritage Oaks Bancorp Announces Share Repurchase Program

PASO ROBLES, Calif., Nov. 12, 2014 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp ("Heritage Oaks" or the "Company") (Nasdaq:HEOP), a bank holding company and the parent of Heritage Oaks Bank, announced today that it has entered into an agreement for the repurchase of up to $5,000,000 of its outstanding common stock pursuant to a written plan compliant with Rule 10b5-1 and Rule 10b-18. Repurchase program activity pursuant to the plan may commence on the third business day following the date of this press release and will continue in effect until June 30, 2015, or expire earlier upon completion of the repurchase of $5,000,000 of the Company's common stock, as well as under certain other circumstances set forth in the repurchase plan agreement. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time. All shares repurchased as part of the repurchase program will be cancelled and therefore no longer available for reissuance.

"We believe the repurchase of our common stock represents an attractive investment opportunity for the Company, and the commencement of this repurchase program reflects our commitment to deploying our capital in ways that will create value for our shareholders," said Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bancorp and Heritage Oaks Bank. "Our current capital ratios afford us the opportunity to repurchase shares of our common stock, while still maintaining sufficient capital to continue growing our franchise in a safe and sound manner."

About Heritage Oaks Bancorp

With $1.7 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank. As of September 30, 2014, Heritage Oaks Bank operated two branch offices in each of the following cities:  Paso Robles, San Luis Obispo and Santa Maria; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, and Santa Barbara; as well as single loan production offices in Ventura/Oxnard and in Goleta.  Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about financial position and liquidity, capital and financing needs, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to help identify forward-looking statements. Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: uncertainty as to whether the financial crisis in the United States has fully been resolved, including continuing relative softness in the California real estate market, and the response of federal and state government and our banking regulators thereto; changes in the Company's business strategy or development plans; the Company's ability to effectively integrate its merger with Mission Community Bancorp into its business; the threat and impact of cyber-attacks on our and our third party vendors information technology infrastructure; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and / or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank's operations; and the possibility that any expansionary activities will be impeded while the FDIC's and CA DBO's joint Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the Consent Order, which could result in restrictions on our operations.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2014.

Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

CONTACT: Simone Lagomarsino, President
         & Chief Executive Officer
         3380 South Higuera Street
         San Luis Obispo, California 93401
         805.369.5260
         slagomarsino@heritageoaksbank.com

         Lonny Robinson, Executive Vice President
         & Chief Financial Officer
         3380 South Higuera Street
         San Luis Obispo, California 93401
         805.369.5107
         lrobinson@heritageoaksbank.com